Exhibit 99.1

American Resources Corporation Reports Fourth Quarter and Full Year 2019 Financial Results and Provides Business Outlook

Company well-positioned to be a long-term supplier of raw material to the global infrastructure market while bringing a more efficient and modernized business model to the industry

Strategic steps taken over the course of 2019 transformed Company into infrastructure company producing pure metallurgical carbon, while enhancing environmental, social and governance (ESG) profile

Company poised to execute on multiple value driving milestones over the course of 2020

June 1, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / June 1, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel and specialty metals industries, today reported its fourth quarter and full year ended December 31, 2019 financial results.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “2019 continued to be a transformational year for American Resources. Notwithstanding some industry headwinds in the latter half of the year, we achieved several important milestones. When reflecting on all of our achievements, we are extremely proud of our team for continuing to optimize our position within the metallurgical carbon market. Our mission continues to be a long-term and stable supplier of raw material to the global infrastructure market while bringing a more efficient and modernized business model to the industry. Additionally, as we execute on this mission, so does our equally important ability to provide stable long-term employment to a region in need.”

2019 Key Highlights

●
February 2019: Successfully up-listed to the Nasdaq Capital Market under the ticker “AREC,” providing shareholders with the fairest and most open marketplace as well increased visibility, recognition and value.
●
October 2019: Announced the closing on the acquisition of Perry County Resources (“PCR”), the Company’s eighth acquisition in five years. The addition of PCR to American Resources’ platform further enhances the Company’s position in the metallurgical carbon market by providing access to a well-known, high-quality product.
●
Ongoing development achievements at the Company’s McCoy Elkhorn complex to improve American Resources’ long-term cost structure as well as disposing of non-core assets and environmental liabilities to improve its balance sheet.

Mark Jensen continued, “Looking forward to the remainder of 2020 and into the coming years, we remain quite optimistic on global infrastructure demand and believe governments around the world will look to increase infrastructure projects as a way to stimulate economic activity as we come out of the COVID-19 pandemic. Given the immediate uncertainties regarding global end-markets and the competitive landscape, we are not providing any guidance at this time. However, we are very enthusiastic about our platform’s position and our ability to be one of the largest growth pipelines at a time when so much supply has come offline.”

“Lastly, we have made significant steps to enhance our environmental, social and governance (ESG) profile. As previously stated, we expired our one and only thermal coal contract during the third quarter of 2019 to become a pure metallurgical carbon producer. Furthermore, we have advanced our environmental reclamation efforts to move over twelve thermal coal sites we assumed though our various acquisitions to ‘reclamation only’ status, and have created partnerships to advance those projects past the environmental stage to create long-term economic and employment opportunities for local communities. We believe our ESG efforts will further distinguish American Resources as industry revolutionaries.”

Financial Results for Fourth Quarter and Year-End December 31, 2019

The Company reported net loss from operations of $59.9 million, or a loss of $2.94 per share for the year ended December 31, 2019, compared with a net loss from operations of $11.5 million, or a loss of $3.69 per share, for 2018. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, accretion on asset retirement obligations, non-operating expenses, non-cash impairment and development costs (‘adjusted EBITDA”) loss of $6.6 million for the year ended December 31, 2019, as compared with a loss of $3.35 million in 2018.

For the fourth quarter of 2019, American Resources reported a net loss from operations of $39.6 million, or a loss of $1.66 per share, as compared with a net loss from operations of $3.43 million, or a loss of $0.98 per share, in the prior-year period. The Company earned adjusted EBITDA loss of $3.1 million in the fourth quarter of 2019, as compared with adjusted EBITDA loss of $0.774 million for the fourth quarter of 2018.

Full Year 2019 Summary

Full year 2019 revenues were $24,477,707 compared to full year 2018 revenues of $31,524,825. The year-over-year decrease was mainly due to the Company’s decision to expire its only thermal coal contract during the third quarter and shift away from the thermal coal market and purely focus on the global metallurgical carbon market. In conjunction with its focus on being a pure metallurgical carbon producer, the Company commenced its restructuring efforts of its recently acquired Perry County Resources complex in the fourth quarter of 2019. As such, PCR had not reached its maximum revenue and efficiency standards under its revised operating structure. Additionally, the Company incurred a non-cash impairment charge of $27,688,030 in the fourth quarter of 2019 due to the write-down of fixed assets and divestiture of certain surface and mineral acres located near Phelps, Kentucky that closed as of May, 2020.

2019 cost of sales (includes mining, transportation, and processing costs) were $26,086,814, compared to $24,992,312 during 2018. General and administrative expenses for the full year 2019 were $5,113,688, or 20.9 percent of total revenue. Depreciation was $4,588,136, or 18.7 percent of total revenue. American Resources incurred interest expense of $2,908,579 during 2019 compared to $1,288,991 during the full year of 2018. Development costs during the year were $7,236,652, compared to $3,815,235 in 2018.

The Company did not incur any income tax expense in 2019 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $13,746,391 as of December 31, 2019.

Fourth Quarter 2019 Summary

Total revenues were $6,294,026 for the fourth quarter of 2019. Cost of sales (includes mining, transportation, royalty and processing costs,) for the fourth quarter of 2019 were $10.8 million, or 172 percent of total revenues, compared to $8.2 million, or 100 percent of total revenue in the same period of 2018.

General and administrative expenses for the fourth quarter of 2019 were $1,315,638, or 20.9 percent of total revenue, compared to $4,000,556 during the fourth quarter of 2018. Depreciation for the fourth quarter of 2019 was $1,551,389, or 24.7 percent of total revenue. American Resources incurred interest expense of $1,233,926 during the fourth quarter of 2019 compared to $424,886 during the fourth quarter of 2018. Development costs during the quarter were $1,324,063, compared to $1,425,024 in the third quarter of 2019.

Operational Results

The Company produced and sold 73,633 short tons of coal in the fourth quarter of 2019, compared to 25,969 short tons in the third of 2019 and 113,618 short tons in the fourth quarter of 2018. For the full year of 2019, the Company produced and sold 325,918 short tons compared to 435,574 short tons during 2018.

The exhibit below summarizes some of the key sales, production and financial metrics:

	December 31, 2019	September 30, 2019	December 31, 2018	2019	2018
Sales Volume (a)
Tons Sold	73,633	25,969	113,618	325,918	435,574

Company Production (a)
McCoy Elkhorn	28,351	11,180	48,657	134,099	226,863
Perry County Resources	45,282	-	-	45,282	-
Deane Mining	-	14,789	64,961	146,537	208,711
Total	73,633	25,969	113,618	325,918	435,574

Company Financial Metrics(b)
Revenue per Ton	$85.48	$71.13	$78.25	$75.04	$71.64
Cash Cost per Ton Sold (c)	$147.11	$113.84	$72.25	$80.04	$57.38
Cash Margin per Ton (c)	$(61.63)	$(42.71)	$6.00	$(5.00)	$14.26

Development Costs	$1,324,063	$1,425,024	$1,626,402	$7,236,652	$3,815,235
 _________________________________
Notes:
(a) In short tons
(b) Excludes transportation
(c) Cash cost per ton is based on reported cost of sales and includes items such as production taxes, royalties, labor, fuel, and other similar production and sales cost items, and may be adjusted for other items that, pursuant to GAAP, are classified in the Statement of Operations as costs other than cost of sales, but relate directly to the cost incurred to produce coal. Our cash cost of sales per short ton is calculated as cash cost of sales divided by short tons sold, and our cash margin per ton is calculated by subtracting cash cost per ton from revenue per ton. Cash cost of sales per short ton and average cash margin per ton are non-GAAP financial measure which are calculated in conformity with U.S. GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe cash cost of sales per ton and average cash margin per ton are useful measurse of performance as it aides some investors and analysts in comparing us against other companies. Cash cost of sales per ton and margin per ton may not be comparable to similarly titled measures used by other companies.

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2019	2018

Coal Sales	$24,456,831	$31,204,181
Processing Services Income	20,876	320,644

Total Revenue	24,477,707	31,524,825

Cost of Coal Sales and Processing	(26,086,814)	(24,992,312)
Accretion Expense	(1,482,349)	(1,366,322)
Gain on purchase and disposal of asset, respectively	394,484	807,591
Depreciation	(4,588,136)	(2,461,557)
Amortization of mining rights	(1,657,673)	(478,801)
General and Administrative	(5,113,688)	(6,176,350)
Professional Fees	(6,750,848)	(1,363,250)
Production Taxes and Royalties	(4,222,175)	(3,175,294)
Impairment of Fixed Assets	(27,688,030)	-

Development Costs	(7,236,652)	(3,815,235)

Total Expenses from Operations	(84,431,881)	(43,021,530)

Net Loss from Operations	(59,954,174)	(11,496,705)

Other Income	2,072,861	466,808
(Loss)/Gain on settlement of note payable and accounts payable	(22,660)	68,010
Amortization of debt discount and debt issuance costs	(7,725,076)	(670,601)
Interest Income	164,686	164,166
Warrant modification expense	(2,545,360)	-
Interest expense	(2,908,579)	(1,288,990)

Net Loss	(70,918,302)	(12,757,312)

Less: Preferred Series B dividend requirement	-	(114,850)
Less: Net income attributable to Non Controlling Interest	-	(151,264)

Net loss attributable to American Resources Corporation Shareholders	$(70,918,302)	$(13,023,426)

Net loss per share - basic and diluted	$(2.94)	$(3.69)

Weighted average shares outstanding	24,094,420	3,513,513

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018

ASSETS

CURRENT ASSETS
Cash	$3,324	$2,293,107
Accounts Receivable	2,424,905	1,338,680
Inventory	515,630	163,800
Prepaid	-	147,826
Accounts Receivable - Other	234,240	319,548
Total Current Assets	3,178,099	4,262,961

OTHER ASSETS
Cash - restricted	265,487	411,692
Processing and rail facility	12,723,163	11,630,171
Underground equipment	8,294,188	8,717,229
Surface equipment	3,224,896	3,101,518
Mine development	669,860	2,913,241
Coal Refuse Storage	12,171,271	11,993,827
Less Accumulated Depreciation	(11,162,622	(6,691,259)
Land	1,748,169	907,193
Note Receivable	4,117,139	4,117,139
Total Other Assets	32,051,551	37,100,751

TOTAL ASSETS	$35,229,650	$41,363,712

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	11,044,479	8,121,162
Accounts payable - related party	718,156	474,654
Accrued interest	2,869,763	1,118,736
Funds held for others	-	79,662
Due to affiliate	132,639	142,500
Current portion of notes payables (net of unamortized discount of $0 and $134,296)	20,494,589	14,169,139
Convertible note payables	7,419,612	-
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	45,006,407	26,433,022

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs $417,183 and $428,699)	5,415,271	7,918,872
Reclamation liability	17,512,613	16,211,640
Total Other Liabilities	22,927,884	24,130,512

Total Liabilities	67,934,291	50,563,534

STOCKHOLDERS' DEFICIT
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares
authorized, 27,410,512 and 17,763,469 shares issued and outstanding for the period end	2,740	1,776
AREC - Series A Preferred stock: $.0001 par value; 481,780 shares authorized, nil and 4,817,792 shares issued and outstanding	-	48
AREC - Series B Preferred stock: $.001 par value; 20,000,000 shares authorized, nil and nil shares issued and outstanding, respectively	-	-
AREC - Series C Preferred stock: $.001 par value; 20,000,000 shares authorized, nil and 50,000 shares issued and outstanding	-	5
Additional paid-in capital	90,326,104	42,913,532
Accumulated deficit	(123,033,485	(52,115,183)

Total Stockholders' Deficit	(32,704,641	(9,199,822)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	35,229,650	41,363,712

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	2019	2018
Cash Flows from Operating activities:
Net loss	$(70,918,302)	$(12,757,312)
Adjustments to reconcile net income (loss) to net cash
Depreciation	4,588,136	2,461,557
Amortization of mining rights	1,657,673	478,801
Accretion expense	1,482,349	1,366,322
Gain on disposition	-	(807,591)
Forgiveness of debt	-	(68,010)
Gain on purchase of assets	(394,484)	-
Impairment loss	27,688,030	-
Amortization of debt discount and issuance costs	7,725,076	670,601
Recovery of advances receivable	(177,686)	(74,887)
Warrant expense	2,524,500	-
Warrant modification expense	2,545,360	-
Insurance of common shares for services	1,906,253	-
Loss on settlement of accounts payable with common shares	22,660	-
Stock compensation expense	377,255	782,220
Change in current assets and liabilities:

Accounts receivable	(1,000,917)	531,882
Prepaid expenses and other assets	147,826	(147,826)
Inventory	(351,830)	451,296
Accounts payable	1,164,080	2,496,749
Account payable related party	243,502	474,654
Funds held for others	(79,662)	(3,166)
Accrued interest	1,643,075	782,166
Cash used in operating activities	(19,207,106)	(3,365,544)

Cash Flows from Investing activities:
Advances made in connection with management agreement	-	(99,582)
Advance repayment in connection with management agreement	-	222,304
Cash paid for PPE, net	(327,250)	(133,363)
Cash received from acquisitions	650,000	-
Cash provided by investing activities	322,750	(10,641)

Cash Flows from Financing activities:
Principal payments on long term debt	(2,059,484)	(2,309,571)
Proceeds from long term debt (net of issuance costs $0 and $0)	8,660,527	8,431,965
Proceeds from convertible debt	599,980	-
Proceeds from related party	(9,861)	18,500
Net (payments) proceeds from factoring agreement	1,489,508	(495,576)
Sale of common stock for cash	7,767,698	-
Proceeds series C preferred stock	-	50,000
Cash provided by financing activities	16,448,368	5,695,319

Increase (decrease) in cash	(2,435,988)	2,319,134

Cash, beginning of year	2,704,799	385,665

Cash, end of year	$268,811	$2,704,799

Supplemental Information

Assumption of net assets and liabilities for asset acquisitions	$6,623,999	$24,490,282
Shares issues in asset acquisition	$24,400,000	$-
Equipment for notes payable	$-	$906,660
Management fee forgiven	$-	$17,840,615
Discount on note due to beneficial conversion feature	$7,362,925	$-
Conversion of note payable to common stock	$231,661	$261,000
Issuance of shares as part of note payable consideration	$297,831	$-
Conversion of trade payable to equity	$-	$76,740
Cashless exercise of options into common shares	$-	$7
Conversion of Preferred Series A Shares to common shares	$161	$1,445
Conversion of Preferred Series C Shares to common shares	$1	$-
Return of shares related to employee settlement	$11	$-
Conversion and settlement of Preferred Series B Shares and dividends to common shares	$-	$114,000
Preferred Series B Shares accrued interest	$-	$114,850
Warrant exercise for common shares	$60	$-
Increase in related parties payable	$-	$474,654

Cash paid for interest	$557,663	$506,826
Cash paid for income tax	$-	$-

Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended Dec. 31, 2019	For the twelve months ended Dec. 31, 2019	For the three months ended Dec. 31, 2018	For the twelve months ended Dec. 31, 2018
Net Income	(40,047,544)	(70,918,302)	(4,054,610)	(12,757,313)

Interest & Other Expenses	1,233,926	2,908,579	424,886	1,288,991
Income Tax Expense	-	-	-	-
Accretion Expense	519,650	1,482,349	249,571	1,366,319
Depreciation	1,551,389	4,588,136	682,018	2,461,557
Amortization of Mining Rights	65,563	1,657,673	297,416	478,801
Amortization of Dedt Discount & Issuance	670,601	7,725,076	-	-
Non-Cash Stock Options	131,869	377,225	-	-
Non-Cash Warrant Expense	-	5,069,860	-	-
Non-Cash Share Comp. Expense	100,213	1,906,253	-	-
Development Costs	1,324,063	7,236,652	1,626,402	3,815,235
Non-Cash Impairment	27,688,030	27,688,030	-	-
PCR Restructuring Expenses	3,669,164	3,669,164	-	-

Total Adjustments	36,954,468	64,308,997	3,280,293	9,410,903

Adjusted EBITDA	(3,093,076)	(6,609,305)	(774,317)	(3,346,410)

(1)
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

Use of Non-GAAP Financial Measures

This release contains the use of certain U.S. non-GAAP financial measures. These non-GAAP financial measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP financial measures provide additional insight into the performance of the Company, and reflect how management analyzes Company performance and compares that performance against other companies. These non-GAAP financial measures may not be comparable to other similarly titled measures used by other entities.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation